Exhibit 99.1

FOR IMMEDIATE RELEASE

ALPHATEC SPINE ANNOUNCES INTENT TO RESTRUCTURE SCIENT’X BUSINESS OPERATIONS

Recommended changes will result in multi-year improvements in international operations

CARLSBAD, CA, September 16, 2013 – Alphatec Holdings, Inc. (Nasdaq: ATEC), the parent company of Alphatec Spine, Inc., a medical device company that provides physician–inspired solutions for patients with spinal disorders, announced that its French affiliate, Scient’x S.A.S. and its subsidiary Surgiview S.A.S. (collectively, “Scient’x”) has begun a process aimed at significantly restructuring its business operations. This restructuring plan, when completed in accordance with French laws, is expected to reduce Scient’x’s workforce by 76 positions in total. It is anticipated that the restructuring will reduce operating expenditures between $2 to 6 million on an annualized basis and is part of the Company’s strategy of streamlining the organization and lowering cost structures, with an expectation to improve its profitability in 2014 and beyond.

Scient’x is working cooperatively with its Works Councils on this restructuring plan and the corresponding collective redundancy plan.

“The decision to begin the process of restructuring our operations in France was very difficult but ultimately was based on the management team undertaking a thorough analysis of the current and future market environment and Scient’x’s ability to remain competitive while meeting our customers’ needs with the best and most affordable solutions,” said Les Cross, Chairman and CEO of Alphatec Spine, Inc. “Upon completion, this restructuring should leverage Alphatec Spine’s current global investment in manufacturing, infrastructure, and sales distribution capacity, while still providing Scient’x’s customers, distributors, and suppliers with immediate and long-term benefits.”

This restructuring plan should result in multi-year reductions in operating expense, yielding improvements in international gross margins and increasing overall operating margins. The Company would incur one-time restructuring costs associated with the implementation of this plan consisting primarily of transition, severance and other costs related to work force reductions.

“We appreciate the significant contributions of those employees who could be impacted by this plan and their dedication to Scient’x and their customers. We will do everything possible to assist all affected employees and their families,” said Mr. Cross.

During their Q3 2013 earnings call, Alphatec Spine will provide additional details on the longer-term financial benefits related to the proposed changes as well as more information on one-time costs, including the timing of those expenses, which would impact the Company’s ongoing financial performance.

Further information regarding the Company’s recommendation to restructure Scient’x business operations in France is set forth in a Current Reports on Form 8-K that was filed with the U.S. Securities and Exchange Commission (SEC) and is available on both the SEC’s website at www.sec.gov and the Company’s website at www.alphatecspine.com.

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About Alphatec Spine

Alphatec Spine, Inc., a wholly owned subsidiary of Alphatec Holdings, Inc., is a medical device company that designs, develops, manufactures and markets physician-inspired products and solutions for the treatment of spinal disorders associated with trauma, congenital deformities, disease and degeneration. The Company’s mission is to combine innovative surgical solutions with world-class customer service to improve outcomes and patient quality of life. The Company and its affiliates market products in the U.S. and in over 50 countries internationally via a direct sales force and independent distributors.

Additional information can be found at www.alphatecspine.com.

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward looking statements. Alphatec Spine cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward looking statements include references to Alphatec Spine’s 2013 growth, revenue, and adjusted EBITDA projections; the Company’s ability to successfully complete the restructuring of its French operations; the Company’s ability to reduce its operating expenditures between $2 million and $6 million, or at all as a result of the French restructuring; the Company’s ability to realize multi-year reductions in operating expense, and yield improvements in international gross margins overall operating margins as a result of the French restructuring; the Company’s ability to accurately forecast the restructuring costs associated with the implementation of the French Restructuring; and the Company’s ability to provide Scient’x’s customers, distributors, and suppliers with immediate and long-term benefits following the French restructuring. Please refer to the risks detailed from time to time in Alphatec Spine’s SEC reports, including its Annual Report Form 10-K for the year ended December 31, 2012, filed on March 4, 2013 with the Securities and Exchange Commission, as well as other filings on Form 10-Q and periodic filings on Form 8-K. Alphatec Spine disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

CONTACT: Investor/Media Contact:

Christine Zedelmayer

Investor Relations

Alphatec Spine, Inc.

(760) 494-6610

czedelmayer@alphatecspine.com

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